Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of James River Corporation of Virginia on Form S-8 (File No. 33-54491) of our report dated June 21, 1996, on our audits of the financial statements of the James River Corporation of Virginia StockPlus Investment Plan as of December 31, 1995 and 1994, and for the year ended December 31, 1995, which report is included in this Annual Report on Form 11-K.



                              COOPERS & LYBRAND   L.L.P.


Richmond, Virginia
June 21, 1996